EXHIBIT 3

POWER OF ATTORNEY

Each person whose signature appears below, each being an authorized representative of the entity beside his or her name, hereby makes, constitutes and appoints Paul Rivett as the true and lawful attorney-in-fact for the entity beside his or her name, for the purpose of, from time to time, executing in the respective entity’s name or on the respective entity’s behalf, any and all documents, certificates, instruments, statements, other filings and amendments to the foregoing (collectively, “documents”) determined by Fairfax Financial Holdings Limited or Hamblin Watsa Investment Counsel Ltd. to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed by any United States or non-United States governmental or regulatory authority, including, without limitation, Forms 3, 4, 5, 13D, 13F, 13G and 13H and any amendments to any of the foregoing as may be required to be filed with the Securities and Exchange Commission, and delivering, furnishing or filing any such documents with the appropriate governmental, regulatory authority or other person, and giving and granting to the attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as each entity below might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Any such determination by the attorney-in-fact shall be conclusively evidenced by the attorney-in-fact’s execution, delivery, furnishing or filing of the applicable document.

Signature	Entity	Date

/s/ Craig Pinnock	Federated Insurance Company of Canada	February 9, 2017
Craig Pinnock

/s/ Craig Pinnock	Northbridge Financial Corporation	February 9, 2017
Craig Pinnock

/s/ Craig Pinnock	Northbridge General Insurance Corporation	February 9, 2017
Craig Pinnock

/s/ Craig Pinnock	Northbridge Personal Insurance Corporation	February 9, 2017
Craig Pinnock

/s/ Dorothy Whitaker	Fairfax (US) Inc.	February 9, 2017
Dorothy Whitaker

/s/ Jan Christiansen	Odyssey Re Holdings Corp.	February 9, 2017
Jan Christiansen

/s/ Jan Christiansen	Odyssey US Holdings Inc.	February 9, 2017
Jan Christiansen

Signature	Entity	Date

/s/ Kirk M. Reische	Clearwater Select Insurance Company	February 9, 2017
Kirk M. Reische

/s/ Kirk M. Reische	Hudson Insurance Company	February 9, 2017
Kirk M. Reische

/s/ Kirk M. Reische	Hudson Specialty Insurance Company	February 9, 2017
Kirk M. Reische

/s/ Kirk M. Reische	Odyssey Reinsurance Company	February 9, 2017
Kirk M. Reische

/s/ Nicholas C. Bentley	TIG Insurance Company	February 9, 2017
Nicholas C. Bentley

/s/ James V. Kraus	Crum & Forster Holdings Corp.	February 9, 2017
James V. Kraus

/s/ James V. Kraus	The North River Insurance Company	February 9, 2017
James V. Kraus

/s/ James V. Kraus	United States Fire Insurance Company	February 9, 2017
James V. Kraus

/s/ Robert B. Kastner	Newline Corporate Name Limited	February 9, 2017
Robert B. Kastner

/s/ Robert B. Kastner	Newline Holdings U.K. Limited	February 9, 2017
Robert B. Kastner

/s/ Ronald Schokking	CRC Reinsurance Limited	February 9, 2017
Ronald Schokking

/s/ Ronald Schokking	Fairfax (Barbados) International Corp.	February 9, 2017
Ronald Schokking

/s/ Ronald Schokking	TIG Insurance (Barbados) Limited	February 9, 2017
Ronald Schokking

Signature	Entity	Date

/s/ Ronald Schokking	Wentworth Insurance Company Ltd.	February 9, 2017
Ronald Schokking

/s/ William J. Owen	Zenith Insurance Company	February 9, 2017
William J. Owen

/s/ William J. Owen	Zenith National Insurance Corp.	February 9, 2017
William J. Owen